Exhibit 10.12

Premises Lease Contract

Lessor: Changzhou Kanghui Medical Innovation Co., Ltd.	Contract No.:

Lessee: Changzhou Outeke Medical Instruments Co., Ltd.	Place of Execution:

Premises Owner: Changzhou Kanghui Medical Innovation Co., Ltd.	Date of Execution:

Premises Ownership Certificate No.:

Article 1 The leased premises are located in Chashan Industrial Park, 9 South Qingliang Road, Changzhou, of      rooms, with a floor area of 3,080 square meters, and a steel and cement structure.

Article 2 The term of lease is from January 1, 2009 to December 31, 2012.

Article 3 Rent: monthly rent: 26,182.24 yuan; annual rent: 314,186.88 yuan, total rent (in words)                                                              .

Article 4 Term and Method of Payment of the Rent:                                          .

Article 5 The Lessee shall be responsible for paying the water bills, electricity bills, gas bills, telephone bills, cable and TV bills, hygiene fee and property management fee for the leased premises.

Article 6 The leased premises shall be used for: office and production purposes.

Article 7 The repair of the leased premises:                                                              .

Scope, timing and fees of repair under the responsibility of the Lessor: overhaul of the premises.

Scope, timing and fees of repair under the responsibility of the Lessee: water and electricity facilities.

Article 8 The Lessor (allows/disallows) any decoration, improvement or addition made to the leased premises. The scope of decoration, improvement or addition is: without damaging original structure of the premises. Upon expiration of the term of this Contract, such decoration, improvement or addition made to the leased premises shall be handled: at no refund of decoration expenses.

Article 9 The Lessor (allows/disallows) a sub-lease of the leased premises by the Lessee.

Article 10 The deposit is / yuan (in words). The Lessee shall pay the deposit to the Lessor / in advance.

Article 11 Termination of Contract:

The Lessor shall have the right to terminate this Contract under any of the following events:

(1) the Lessee has not paid the rent or has not paid the rent as agreed for more than two months;

(2) amounts due and payable by the Lessee exceed Ten Thousand Yuan (in words);

(3) the Lessee changes the use of the leased premises without the consent from the Lessor or the approval from relevant department;

(4) the premises or equipment is seriously damaged due to the Lessee’s failure to assume its repair responsibility, which is in violation of this Contract;

(5) the Lessee makes a decoration of the leased premises without the written consent from the Lessor;

(6) the Lessee sublets the leased premises to a third party without the written consent from the Lessor;

(7) the Lessee carries out illegal activities in the leased premises.

The Lessee shall have the right to dissolve this Contract under any of the following events:

(1) the Lessor has delayed its delivery of the leased premises for more than months;

(2) the Lessor violates this Contract and fails to assume its repair responsibility, which render it impossible for the Lessee to continue the use of the leased premises;

Article 12 Upon the expiration of the term of the Premises Lease Contract, the date for the Lessee to return the premises is:                                          .

Article 13 Liability for Breach:     /

If the Lessee has incurred any personal injury or property damage due to the Lessor’s failure to repair the leased premises in a timely manner or as required, the Lessor shall indemnify the Lessee against such losses.

If the Lessee has not paid the rent on time, it shall, in addition to promptly paying the late rent, pay an overdue fine.

If the Lessee has sub-leased the leased premises to a third party, which is in violation of this Contract, and caused damage to the leased premises as a result therefrom, the Lessee shall indemnify the Lessor against such damage.

Article 14 Settlement of Dispute: any dispute arising out of the performance of this Contract shall be settled through negotiation between the parties and may also be conciliated by relevant department. If no settlement could be reached through negotiation or conciliation, it shall be resolved in accordance with clause below:

(1) to submit the dispute to Changzhou Arbitration Commission for arbitration;

(2) to file a lawsuit to a People’s Court.

Article 15 Other matters: /

Lessor (stamp): /affixed with the official seal of Changzhou Kanghui Medical Innovation Co., Ltd./	Lessor (stamp): /affixed with the official seal of Changzhou Outeke Medical Instruments Co., Ltd, Ltd./	Authentication (Notarization) Opinions:

Domicile: Room 501, Unit A, Building 9, Huaide Yuan	Domicile: Room 501, Unit A, Building 9, Huaide Yuan

Legal Representative: Jiang Yikang /signature/	Legal Representative (signature): Jiang Yikang /signature/	Authentication (Notarization) Authority (Stamp)

ID No.: 32040419530820011	ID No.: 32040419530820011	By:

Authorized Representative (signature):	Authorized Representative (signature):	Date:

Telephone: 5139803	Telephone: 6693629

Account Bank: Qingliang Branch, Industrial and Commercial Bank of China	Account Bank:

Account No.: 81902010174419	Account No.:

Zip Code: 213022	Zip Code:

Supervised by: Jiangsu Changzhou Administration of Industry and Commerce

Printed by: Changzhou Lanze Printing Co., Ltd.

Notes: The following materials should be provided for the purpose of record registration of premises lease:

1. This Contract signed and sealed by the parties in four or five counterparts.

2. The Premises Ownership Certificate and a copy thereof.

Confirmation Letter

Changzhou Kanghui Medical Innovation Co., Ltd.:

We have changed our legal representative in March 2007 and Jiang Yikang, the original legal representative, has no longer served as our legal representative as of March 2007. We hereby confirm that the two Premises Lease Contracts (the term of lease is from January 1, 2006 to December 31, 2008 and from January 1, 2009 to December 31, 2012 respectively) with respect to the leased premises located at Chashan Industrial Park, 9 Qingliang Road South, Changzhou signed by Jiang Yikang on behalf of our company and you are fully authorized by us and constitute a contract legally binding upon us.

It is hereby certified.

Changzhou Outeke Medical Instruments Co., Ltd, Ltd.
(Stamp)

/Affixed with the Official Seal of Changzhou Outeke Medical Instruments Co., Ltd, Ltd./

By:	/s/ Li Suying
April 7, 2010